Filed under Rule 424 (b)(3), File No. 333-132201
                           Pricing Supplement No. 62 - dated 07/23/2007
                                    (To prospectus dated 03/07/2006 and
                                prospectus supplement dated 03/30/2006)

Toyota Motor Credit Corporation


===================================================================
                              			Purchasing
  CUSIP        	Principal	Price to       	Agent's
  Number       	Amount (1)	Public      	Discount
===================================================================

89240AHK9      $15,000,000	100%       	3.200%


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===================================================================
 Proceeds  	 Interest      	Interest        	Stated
 Before   	 Rate Per      	Payment        		Maturity
 Expenses 	 Annum       	Frequency         	Date
===================================================================

   96.80% 	6.000%		Monthly 		08/20/2037

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===================================================================
	Survivor's
	Option
===================================================================

	Yes
-------------------------------------------------------------------

Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates:  The 20th day of each month commencing
9/20/2007, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 08/20/2012 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.







====================================================================

Toyota Motor Credit Corporation
19001 S. Western Ave
Torrance, California 90509

Trade Date:  07/23/2007
Issue Date:  07/27/2007
Minimum Denominations/Increments: $1,000/$1,000

Original Issue Discount: No
Form: Book-entry

All trades settle without accrued interest and clear SDFS: DTC Book-
entry only
Merrill Lynch DTC Participant Number:  161


(1) May be increased prior to issue date

                                                   Merrill Lynch & Co.
                                                   Purchasing Agent
                                                   Acting as Principal
=======================================================================